Exhibit 99.1

Luminex Corporation Reports Fourth Quarter and Full-Year 2019 Results

New Products and Effective Execution Support Return To Accelerated Organic Growth

AUSTIN, Texas (February 10, 2020) - Luminex Corporation (Nasdaq: LMNX) today announced results for its fourth quarter and full-year ended December 31, 2019.

All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP").

CURRENT HIGHLIGHTS

•	Total revenue for the fourth quarter of $90.5M, a 12% increase over Q4 2018.

•	Total revenue for the year of $334.6M, up 6% over 2018; and up 19% without consideration of LabCorp revenue and including the effect of the Flow Cytometry acquisition.

•	Income and cash flow from operations in the fourth quarter increased to $3.0M and $5.3M, respectively.

•	Submitted VERIGENE® II Gastrointestinal Flex Assay to the FDA in the fourth quarter of 2019.

•	Expect to submit VERIGENE® II Respiratory Flex Assay to the FDA in the first quarter of 2020.

CEO COMMENTARY

“Our successful transformation continues. We delivered a strong fourth quarter by growing revenues both sequentially and year-over-year, with a return to profitability,” said Nachum "Homi" Shamir, President & CEO. “I am very pleased with the significant progress we are making. Looking forward, exciting new products with unique features and the effective execution we have shown with our current portfolio support a return to accelerated organic growth. We are well positioned to achieve our target of $500M of annual organic revenue, profitability, and strong positive cash flow in the next few years.”

RESULTS AND REVENUE SUMMARY FOR FOURTH QUARTER AND FULL-YEAR 2019

•	Tools (Flow Cytometry + Licensed Technologies Group) revenue 5% lower in Q4 2019, but up 2% in full-year 2019 vs. 2018.

•	Flow Cytometry revenue up 2% to $12.0M in Q4 and up 11% to $45.2M in full-year 2019 vs. 2018, respectively.

•
Licensed Technologies Group revenue 7% lower to $38.6M in Q4 and unchanged at $149.0M in full-year 2019 vs. 2018, respectively. Consumable revenue was impacted by the timing of purchases. End user sales of our technology and royalty revenue increased 12% and 8% in full-year 2019 vs. 2018, respectively.

•
Total Molecular Diagnostic (MDx) revenue unchanged at $38.8M in Q4 2019, and 16% lower to $136.7M in full-year 2019 vs. 2018, primarily driven by the departure of certain sales to LabCorp, which impacted full-year 2019 by $32M.

•
MDx revenue up 1% and up 4% in Q4 and full-year 2019 vs. 2018, respectively, without consideration of LabCorp revenue. The growth, absent the LabCorp effect, was primarily attributable to increases in sample to answer portfolio revenue.

•	Molecular sample-to-answer portfolio revenue up 15% to $21.0M in Q4 2019 and up 21% to $75.7M in full-year 2019 vs. 2018.

•
Consolidated gross margins of 55% in the fourth quarter and full-year 2019 were affected primarily by the departure of higher margin LabCorp revenue, as well as growth across all of the company’s lower margin items.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2019	2018	($)	(%)
	(unaudited)

System sales	$20,773	$10,209	$10,564	103%
Consumable sales	11,723	15,678	(3,955)	(25)%
Royalty revenue	13,565	13,507	58	—%
Assay revenue	36,374	36,952	(578)	(2)%
Service revenue	5,651	3,225	2,426	75%
Other revenue	2,415	1,562	853	55%
	$90,501	$81,133	$9,368	12%

	Twelve Months Ended
	December 31,		Variance
	2019	2018	($)	(%)
	(unaudited)

System sales	$70,276	$39,986	$30,290	76%
Consumable sales	48,542	50,144	(1,602)	(3)%
Royalty revenue	53,562	49,394	4,168	8%
Assay revenue	132,028	156,714	(24,686)	(16)%
Service revenue	22,413	12,159	10,254	84%
Other revenue	7,817	7,421	396	5%
	$334,638	$315,818	$18,820	6%

2020 REVENUE GUIDANCE

The company anticipates its first quarter 2020 revenue to be between $82M and $84M and reaffirms its full-year 2020 revenue guidance of between $352M to $362M. The mid-point of full-year 2020 revenue guidance is 7% higher relative to the prior year; the full-year revenue guidance includes approximately 2 to 3 percent headwind attributable to the departure of certain remaining sales to LabCorp.

CONFERENCE CALL

Management will host a conference call at 4:00 p.m. Central Time / 5:00 p.m. EDT, Monday, February 10, 2020 to discuss operating highlights and financial results for the fourth quarter and full-year 2019. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at investor.luminexcorp.com. The presentation slides will be posted to our Investor Relations website after the market close on February 10, 2020. Analysts may participate on the conference call by dialing (877) 930-7053 (U.S.) or (253) 336-7290 (outside the U.S.). The access code is 1593082. The webcast will be archived for six months on our website using the 'replay' link.

ABOUT LUMINEX CORPORATION

At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at luminexcorp.com.

USE OF FORWARD-LOOKING STATEMENTS

Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings and projected 2020 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of internal resource planning challenges; market demand and acceptance of Luminex’s products and technology, including ARIES®, MultiCode®, xMAP®, xMAP® INTELLIFLEX, VERIGENE®, VERIGENE® II, Guava®, Muse®, Amnis® and NxTAG® products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; the impact on Luminex’s growth and future results of operations with respect to the loss of the LabCorp women’s health business; Luminex’s ability to successfully launch new products in a timely manner; dependence on strategic partners for development, commercialization and distribution of products; risks and uncertainties associated with implementing Luminex’s acquisition strategy, Luminex’s challenge to identify acquisition targets, including Luminex’s ability to obtain financing on acceptable terms; Luminex’s ability to integrate acquired companies or selected assets into Luminex’s consolidated business operations, and the ability to fully realize the benefits of Luminex’s acquisitions; the timing of and process for regulatory approvals; competition and competitive technologies utilized by Luminex’s competitors; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; Luminex’s ability to comply with applicable laws, regulations, policies and procedures; the impact of the ongoing uncertainty in global finance markets and changes in governmental and governmental agency funding, including effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex; risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; Luminex’s ability to monitor and comply with foreign and international laws and treaties; and Luminex’s ability to comply with changes in international taxation policies; budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2020 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Harriss Currie	Jeff Christensen
Senior Vice President of Finanace and	Senior Director, Investor Relations
Chief Financial Officer	jeffc@luminexcorp.com
hcurrie@luminexcorp.com	512-249-3033
512-219-8020

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,173	$76,441
Accounts receivable, net	55,815	53,396
Inventories, net	77,084	63,250
Prepaids and other	10,398	9,657
Total current assets	202,470	202,744
Property and equipment, net	65,515	66,288
Intangible assets, net	90,336	105,148
Deferred income taxes	27,702	21,470
Goodwill	118,145	118,127
Right of use assets	20,439	—
Other	19,122	11,398
Total assets	543,729	525,175
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,983	$14,504
Accrued liabilities	31,872	26,772
Deferred revenue - current portion	8,214	10,099
Total current liabilities	58,069	51,375
Deferred revenue	1,633	1,079
Lease liabilities	17,182	—
Other long-term liabilities	1,985	5,065
Total liabilities	78,869	57,519
Stockholders' equity:
Common stock	44	44
Additional paid-in capital	380,304	365,349
Accumulated other comprehensive loss	(1,380)	(1,127)
Retained earnings	85,892	103,390
Total stockholders' equity	464,860	467,656
Total liabilities and stockholders' equity	$543,729	$525,175

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)

Revenue	$90,501	$81,133	$334,638	$315,818
Cost of revenue	40,636	32,792	151,899	120,327
Gross profit	49,865	48,341	182,739	195,491
Operating expenses:
Research and development	12,933	13,170	56,228	47,164
Selling, general and administrative	31,098	32,036	127,183	111,816
Amortization of acquired intangible assets	2,851	2,167	11,407	8,665
Total operating expenses	46,882	47,373	194,818	167,645
Income (loss) from operations	2,983	968	(12,079)	27,846
Other income (expense), net	3,196	—	3,100	465
(Loss) income from equity method investment	(523)	—	(523)	—
Income (loss) before income taxes	5,656	968	(9,502)	28,311
Income tax benefit (expense)	(2,273)	(3,263)	5,664	(9,803)
Net income (loss)	$3,383	$(2,295)	$(3,838)	$18,508

Net income (loss) attributable to common stockholders
Basic	$3,322	$(2,257)	$(3,773)	$18,196
Diluted	$3,322	$(2,258)	$(3,775)	$18,197

Net income (loss) per share attributable to common stockholders
Basic	$0.08	$(0.05)	$(0.09)	$0.42
Diluted	$0.07	$(0.05)	$(0.09)	$0.41

Weighted-average shares used in computing net income per share
Basic	44,263	43,867	44,148	43,727
Diluted	44,503	44,563	44,148	44,291

Dividends declared per share	$0.09	$0.06	$0.30	$0.24

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$3,383	$(2,295)	$(3,838)	$18,508
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,358	5,937	28,529	23,674
Stock-based compensation	3,554	3,766	13,198	12,226
Deferred income tax (benefit) expense	3,526	(491)	(7,444)	8,159
Loss on sale or disposal of assets	409	287	641	730
(Earnings) loss on equity method investment	(2,719)	—	(2,719)	—
Other	203	(83)	(329)	(1,369)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,004)	(11,192)	(2,440)	(1,569)
Inventories, net	(956)	(1,243)	(13,559)	(6,827)
Other assets	819	1,424	4,789	(3,319)
Accounts payable	(1,170)	1,712	3,370	4
Accrued liabilities	1,326	6,543	(5,630)	103
Deferred revenue	(421)	(74)	(1,031)	579
Net cash provided by (used in) operating activities	5,308	4,291	13,537	50,899
Cash flows from investing activities:
Purchase of property and equipment	(3,133)	(7,028)	(16,249)	(21,292)
Business acquisition consideration, net of cash acquired	—	(65,381)	—	(65,381)
Proceeds from net working capital adjustments related to business acquisition	—	—	1,915	—
Issuance of note receivable	—	—	—	(1,000)
Purchase of equity method investment	(6,980)	—	(6,980)	—
Proceeds from (payments to) cost method investment	735	—	735	(1,782)
Proceeds from sale of assets	—	2	—	2
Acquired technology rights	(40)	—	(40)	(4,000)
Net cash used in investing activities	(9,418)	(72,407)	(20,619)	(93,453)
Cash flows from financing activities:
Proceeds from employee stock plans and issuance of common stock	1,269	588	3,750	4,570
Shares surrendered for tax withholding	(6)	(278)	(2,095)	(2,312)
Dividends paid	(4,055)	(2,676)	(12,153)	(10,654)
Net cash used in financing activities	(2,792)	(2,366)	(10,498)	(8,396)
Effect of foreign currency exchange rate on cash	24	29	312	279
Change in cash and cash equivalents	(6,878)	(70,453)	(17,268)	(50,671)
Cash and cash equivalents, beginning of period	66,051	146,894	76,441	127,112
Cash and cash equivalents, end of period	$59,173	$76,441	$59,173	$76,441
-END-